Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or15(d) of the Securities Exchange Act of 1934

Date of Report: May 26, 2016

SATYA WORLDWIDE, INC.
(Name of Registrant as specified in its charter)

Florida	000-55255	46-0636099
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

90311 Overseas Highway
Tavernier, FL 33070
(786) 259-0024
(Address and telephone number of principal executive offices)

429 N. Dixie Highway, Suite 201
Pompano Beach, FL 33060
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements regarding our company that include, but are not limited to, any perceived benefits as the result of the transaction agreement referenced herein; any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "predicts," "potential," "believes," "seeks," "hopes," "estimates," "should," "may," "will," "with a view to" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict.

These forward-looking statements involve various risks and uncertainties. Although we believe our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in  "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business" and other sections in this report. You should read this report and the documents we refer to thoroughly with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this report include additional factors which could adversely impact our business and financial performance.

The forward-looking statements made in this report relate only to events or information as of the date on which the statements are made in this report. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this report and the documents we refer to in this report and have filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect.

Item 2.01    Completion of Acquisition or Disposition of Assets.

OVERVIEW

As used in this report, unless otherwise indicated, the terms "we", "us", "our", or "company" refers to Satya Worldwide, Inc., a Florida corporation whose shares trade on the OTC Market under the symbol STYA.  Our subsidiary is Global Fantasy Sports, Inc., a Florida corporation ("GFS").

Our shares of common stock, par value $0.001 per share, are referred to herein as our "shares".

On May 10, 2016, we (i) closed an acquisition transaction, described below, pursuant to which our company became the sole shareholder of GFS.  We refer to the transactions contemplated by the Stock Purchase and Reorganization Agreement as the "Acquisition."

PRINCIPAL TERMS OF THE TRANSACTION

Pursuant to the Amended and Restated Stock Purchase and Reorganization Agreement (the "Acquisition Agreement") by and between the Company and the stockholders of GFS, we acquired 100% of GFS' issued and outstanding capital stock, making GFS a wholly-owned subsidiary of the Company.  In consideration for Acquisition, we issued the stockholders of GFS a total of 27,000,000 newly issued shares of our common stock. Prior to the GFS Acquisition, certain stockholders of GFS were the majority stockholders of the Company.
On December 31, 2015, as part of the Reorganization, the Company redeemed a total of 9,267,350 shares from Brisance Capital, Inc. pursuant to the terms of a Redemption Agreement for a total of $50,000.  Also, on December 31, 2015, three investors purchased a total of 30,000,000 newly issued shares of the Company's common stock for a total of $150,000.
On December 31, 2015, the Board of Directors appointed Ian Rosenblatt, Andrew Mann and David Gill to fill vacancies on the Board of Directors and appointed Ian Rosenblatt as the Chief Executive Officer and Andrew Mann as Chief Financial Officer. Also, on December 31, 2015, Andrea Kowalski resigned as an officer and director the Company.
Our common shares are currently traded on the Over-the-Counter Market under the symbol "GSEG".   The transaction contemplated by the Acquisition Agreement were intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended.

GFS' BUSINESS

Overview
Global Fantasy Sports, Inc. (GFS) is a US fantasy sports provider with a fresh take on the industry. GFS's existing and future games are designed as an alternative to existing Daily Fantasy Sports ("DFS") that embraces real sporting heritage and combining a wider user experience, GFS is the talent that creates Daily Fantasy Sports of the future, in an environment where the 'users' become Company shareholders. We believe that first and foremost, DFS games should be challenging and fun.  They should engage with people's' expectations of the sport and challenge them to creatively think about how to win the game versus other fans. Strategy is not to limit the scope of the products to those who're only interested in sports betting, but to create fun, engaging sports games for money that offer a wider user experience than that of traditional DFS.
The discussion of GFS' business below reflects both GFS' existing business and intended changes to the business.

Industry Overview

Fantasy or ("rotisserie" or "roto") sports leagues have existed for decades.  In traditional rotisserie leagues, participants would join a season-long league, for instance, baseball  (often with friends or co-workers) and draft a team of players from the list of the actual active baseball players.  Each participant's team would be ranked based upon the real world statistics of the players they have selected with the data being provided first (pre-internet) from printed publications and then, from websites which acted as administrator of the leagues in exchange of a fee.  The largest providers of these traditional season long leagues are currently ESPN and Yahoo, which in 2013 claimed 6,276,790 and 6,235,000 users respectively1.  Participants in season long leagues play the role of general manager of their team and the leagues allow the trading of players and implement "salary caps" to equalize competition.

Administrating traditional season long fantasy sports leagues was (and is) a large but relatively unexciting business due to the length of sports seasons and a lack of interest among participants which grows over the progress of a season.

In 2009, a significant innovation was introduced to the fantasy sports market with the introduction of daily leagues (also known as daily fantasy sports).  Daily fantasy sports takes the elements of traditional season-long fantasy sports and compresses them into shorter time periods, whether it's a week or a few days.  For example, in an NFL Sunday league, the teams are picked before the first Sunday game, the winner is determined by the end of the last game on Sunday evening and prize money is paid on Monday.

The Daily Fantasy Sports Market

According to the Fantasy Sports Trade Association ("FSTA"), in 2014, the US fantasy sports industry (including both season long leagues and daily fantasy sports) had revenues of approximately $4 billion with approximately 41.5 million North American participants, as compared to 35.9 million participants in 2011.

Currently, daily fantasy sports captures just a small share of that market but its growth since 2013 has been meteoric as a result of significant sums being expended by the two largest sites to introduce daily leagues to the public.  The two largest players in daily fantasy sports market are FanDuel, Inc. and DraftKings, Inc.  Their rapid growth represents a useful metric for the growth of the daily games market.  FanDuel's player base has grown from 3,198 users in the first quarter of 2011 to 1,012,265 in fourth quarter of 2014 and claimed revenue of $36.8 million (net of prize money paid).  Currently, FanDuel claims to have a 70% market share of the US daily fantasy sports market, which would translate to just 1.25% of the total North American fantasy sports consumer base.  Obviously, there is tremendous growth potential from two different sources: (1) consumers who have never played fantasy sports before and (2) existing players converting from season long leagues to daily play.

The explosive growth of daily fantasy sports was is highlighted in a 2014 research report from Eilers Research entitled Daily Fantasy Sports: The Future of US Sports Wagering?" which predicts that the total amount of entry fees paid by daily fantasy sports participants will exceed the total amount of sports betting in Las Vegas in 2015 and in all of Nevada by 2016, stating:

"Fantasy Sports has become a cultural phenomenon in the US and has helped propel the NFL to unprecedented ratings and record revenues. While Fantasy Sports is not a new industry, the Daily Fantasy Sports (DFS) market still appears to be in its infancy and has found a way to tap into a large, growing, and social/mobile engaged audience. The consumer appeal of DFS largely stems from the instant gratification it provides – a theme that resonates strongly across many new popular consumer verticals.

In terms of the market size, DFS is still a relatively small industry. However, the growth trajectory has been astounding and our estimates suggest player spending (i.e. total entry fees) on DFS sites will likely exceed the total amount wagered annually on sports in Las Vegas by CY15 and all of Nevada by CY16. "

Fantasy Sports Demographics

According to the FTSA the demographics of fantasy sports players (including both daily and season long leagues) are a highly desirable group of consumers:

•	80% Male
•	89.8% Caucasian
•	51.5% Not Married
•	Average Age: 34
•	College Degree or More: 78.1%
•	Years in Fantasy Sports: 9.51
•	Hours Consuming Sports per week: 17.89
•	Hours Consuming Fantasy Sports per week: 8.67
•	Favorite Fantasy Sport: Football (69.4%)
•	Fantasy Sports Players that Pay League Fee: 46.9%

Major Sports Leagues and Media Companies Involvement in Industry

Recent developments in the daily fantasy sports industry highlight its growing acceptance by professional sports organizations as well as showing the growth of the daily fantasy sports as an credible and dynamic new business sector. Current investors in major daily fantasy sports companies include Comcast, KKR, NBC and Disney.  Current strategic partners with major daily fantasy sports companies include the NFL, Major League Baseball and a large number of NBA and MLB teams.

Our Current Games, Unique Features and Future Plans

We develop and operate multi-player, real money daily fantasy sports leagues.
Participants act as managers picking a team of players from actual sporting events (e.g. NFL games) who score points based on specified performance metrics derived from their real live field of play. The game is played online on either a mobile phone, a tablet or computer and often acts as an accompaniment to live sport as a second screen form of entertainment.
Fantasy sports are not a new entertainment genre and are a well-established leisure pastime, particularly in the US. Fantasy sports are traditionally played in season long games with an estimated 41 million people playing fantasy sports in the US and Canada. The key difference between DFS and traditional fantasy sports is that participants play game-by-game, or in groupings of games that only last for short periods of time (e,g, a day or a week), and convene in a virtual social setting, as opposed to traditional fantasy games which last for a whole sports season.
Golf is our first sports vertical.  Our Golf product features three different golf games all ready to go-to market. GFS will launch three additional sports verticals and possibly up to nine new games during 2016 all in time for the start of new seasons. For each sports vertical, the games will feature a high level of interest and moderate skill while ensuring a simple experience of play. The games offered have varying degrees of complexity to cater to both new and experienced players, resulting in users who are highly engaged over a longer period of time. This approach means that more players will engage on a social and casual level around the sport they love. GFS expects to benefit from a higher viral co-efficiency that will help drive customer acquisition costs lower and in turn increase the lifetime value of its active players. GFS aims to provide products that are aimed directly at "The Fans". By delivering exciting and engaging second screen entertainment through a variety of mediums that can be played at home or on the move, GFS will become the DFS provider of choice by sporting fans worldwide.
Please see our business description attached as Exhibit A for a more detailed description of our approach to DFS, marketing plans and key differentiators.

Competition

Competition in the US daily fantasy sports market is fierce.  Two companies, FanDuel and DraftKings dominate the market, holding an approximately 90+% of the daily fantasy sports marketplace.  In addition, they have raised a combined total of over $110 million in financing in 2014 and spent large portions of that money on traditional mass media advertising such as television and professional team sponsorships.  However, despite holding almost the entire daily fantasy sports marketplace, they hold less than 5% of the total fantasy sports market when you factor in 41 million traditional season long participants.

Legality of Daily Fantasy Sports

US Federal Law

The Unlawful Internet Gambling Enforcement Act of 2006 (the "UIGEA") included "carve out" language that was believed to clarify the legality of fantasy sports.  While the UIGEA makes banking transactions with internet gambling sites illegal it also legalized banking transactions related to fantasy sports sites that hold contests that have an outcome that reflects the relative knowledge of the participants and an outcome that is determined predominantly by accumulated statistical results of sporting events, and abide by the following guideless:

1.  A team selected by a user cannot be comprised with players from just one amateur or professional sports organization.

2.  Prizes need to be known to all participants in advance of the season (even if season lasts just one day).

3.  The value of any prizes awarded cannot be determined by the number of participants or the amount of fees paid by the participants.

4.  Scoring must be based upon the individuals performances of players in multiple real-world sporting events and no aspect of scoring or how a team wins is based solely on one performance or one athlete in any one event.

5. No aspect of scoring or how a team wins is based on the score, point spread, or any performance of any real team or teams.

We structure our US daily sports leagues to squarely fit inside the framework of this exemption.

US State Law
Despite being deemed legal by the US Congress, fantasy sports gaming is currently expressly illegal in six states, namely, Nevada, Arizona, Iowa, Louisiana, Montana and Washington. In addition, the legality of fantasy sports gaming in certain other states is currently unclear.  The recent developments are as follows:
Nevada - Recently, in Nevada, the Nevada Gaming Commission, which is responsible for protecting the Nevada gaming industry, ruled that daily fantasy sports were unlicensed gambling in Nevada. We believe that the Gaming Commission's action was based upon its desire to protect the existing legalized sports book business operated by casinos. There are serious constitutional issues raised by this rule, but as yet, it has not been challenged by any daily fantasy sports company or addressed by the Nevada legislature.
New York – The New York State Attorney General, the state agency which overseas consumer protection in New York, brought a law suit against DraftKings and FanDuel on the basis that they are gambling as defined in New York law.  The basis of the Attorney General's position is that the outcome of daily fantasy sports contents were based upon chance and not skill.  Games of skill, played for money, are legal in New York. DraftKings and FanDuel have each brought law suits against the New York State Attorney General seeking to enjoin its actions.  All three cases are being heard together.  In November 2015, a trial court granted the New York State Attorney General's application to enjoin DraftKings and FanDuel from accepting bets from New York residents.  However, this decision was appeal, and an appellate granted a stay of the injunction until the appeal is determined.
In the meantime, the New York State legislature has conducted hearings regarding the regulation of daily fantasy sports and we expected the passing of legislation which explicitly legalizes daily fantasy sports in New York, making the current litigation moot (accept for certain claims by the AG regarding advertising practices by DraftKings and FanDuel).
Minnesota – The Minnesota state legislature is currently considering a bill to explicitly legalize daily fantasy sports in Minnesota.  The bill's sponsor has been quoted as stating that there is no intention to outlaw daily fantasy sports in Minnesota.
California – In October 2015, a bill was introduced in the California state legislature to enact consumer protection regulations for daily fantasy sports.  The legislation implicitly recognizes the legality of daily fantasy sports as a game of skill.
Our Outlook on Legality and Regulation
We believe that the state by state of review the legality of daily fantasy sports will continue.  However, over the course of the next year, we believe that on a state by state basis, legislators in most states will explicitly recognize the legality of daily fantasy sports as a game of skill but will add certain regulatory requirements and oversight on companies operating within each state aimed at protecting consumers. We closely follow developments on a state by state basis and intend on complying with all such new laws and regulations as they are enacted.
Revenue Sources

While traditional fantasy sport operators generate revenue once per season (through entry fees), running daily games enables us to earn revenues on each game or each day in a season. We earn revenue by charging participants a percentage of the contest entry fees. The fee varies dependent upon the size of the entry fee but averages around 10.  Unless we opt to guarantee the size of prizes, our income is not affected by the result of the sporting event.  Our revenues are therefore dependent on the volume of contest entry fees entered on the platform, not the outcome of the sporting event.
Government Regulation of Data
In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California's Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement.  The costs of compliance with these laws may increase in the future as a result of changes in interpretation.  Furthermore, any failure on GFS' part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state and foreign laws regarding privacy and protection of member data. We post our privacy policy and user agreement which describe our practices concerning the use, transmission and disclosure of member data.  Any failure by us to comply with its posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business.  In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux.  There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our data protection practices.  Complying with these varying international requirements could cause us to incur additional costs and change its business practices.  Further, any failure by us to adequately protect its members' privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions have claimed and others may claim that we are required to comply with their laws, including jurisdictions where we have no local entity, employees or infrastructure.

Employees
As of March 31, 2016, we employed four full-time employees. None of our employees are currently represented by a trade union, and we consider our relations with our employees to be good.
Property
Our headquarters are located in 90311 Overseas Highway, Tavernier, FL 33070 in space that we lease on a month to month basis.

Legal Proceedings
We are not currently involved in any legal proceedings.
Item 2.02    Results of Operations and Financial Condition.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of the financial condition and results of operations of GFS and its subsidiaries. This management's discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and the other financial information included in this current report as Exhibit 99.1.

Forward-Looking Statements

This filing contains forward-looking statements. The words "anticipated," "believe," "expect, "plan," "intend," "seek," "estimate," "project," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future cash flows. Such statements reflect our management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of our actual results or developments.

Management Discussion and Analysis

The statements made throughout this report should be read in conjunction with our financial statements and the notes thereto, which are filed as an exhibit to this report and incorporated herein by reference, and other financial information appearing elsewhere in this report  The Company does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are also urged to carefully review and consider the various disclosures made by the Company which attempt to advise interested parties of the factors which affect our business, including without limitation, the disclosures made under "Risk Factors".

The following is a discussion of the financial condition and the results of operations of GFS (collectively, the "Company") and should be read in conjunction with the financial statements and the related notes thereto and other financial information contained elsewhere in this Current Report on Form 8-K.

Critical Accounting Policies and Estimates

The Company's financial statements are prepared in accordance with generally accepted accounting principles in the United States. The preparation of these financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. The Company has used significant estimates in its determination of the allowance for sales returns, the valuation allowance for the deferred tax asset, the expected life of productive assets and the value of options granted. The Company evaluates its estimates and assumptions on an ongoing basis. The Company's estimates are based on historical experience and various other assumptions that the Company believes to be reasonable under the circumstances. The Company's actual results could differ from these estimates.  The Company's believes the following accounting policies and estimates are most critical to aid in understanding and evaluating our reported financial results.

Revenue Recognition
Revenue is recognized upon the completion of a DFS tournament in the form of an administrative fee payable to the Company.
Capitalized Software Development Costs
The Company incurs costs for the development of software that drives our DFS games. Such costs are capitalized in accordance with professional standards when such costs relate to the development of new products or the enhancement of existing products for sale. These costs are capitalized from the point in time that technological feasibility has been established, as evidenced by a detailed working program design or a working model, through the point in time that the product is available for general release to customers.
Capitalized software development costs are amortized on a straight-line basis over the estimated economic lives of the products (no longer than three years), which approximate the estimated revenue stream, beginning with the general release to customers. Research and development costs incurred prior to establishing technological feasibility and costs incurred subsequent to general product release to customers are expensed as incurred.
Recent Developments and Events

On May 26, 2016, pursuant to the Acquisition Agreement with GFS, we acquired 100% of GFS' issued and outstanding capital stock, making GFS a wholly-owned subsidiary of our company.  In consideration for the Acquisition, we issued to the former GFS stockholders, a total of 27,000,000 newly issued shares of our common stock. Prior to the GFS Acquisition, certain stockholders of GFS were the majority stockholders of the Company.
Overview
The Company is a US fantasy sports provider with a fresh take on the industry. GFS' existing and future games are designed as an alternative to existing Daily Fantasy Sports ("DFS") that embraces real sporting heritage and combining a wider user experience.
Operating Results for the years ended December 31, 2015 and December 31, 2014

	Year Ended Dec. 31
	2015	2014

Net Sales	-	-

Operating Expenses:
General & Administrative	486,346	210,671
Depreciation & Amortization	6,472	6,296
Total Operating Expenses	492,818	216,967

Other Income (expense)
Foreign Currency Exchange (Gain)	9,616	9,559
Interest Expense	(26,917)	-
Provision for Income Taxes	-	-
	(17,301)	(9,559)

Net Profit/(Loss)	(510,119)	(207,408)

General and Administrative Expense

General and administrative expenses are comprised of administrative staff, travel and entertainment, insurance and rent, and legal and accounting fees, wages and outside vendor costs for developing new technology (including software, unless considered for capitalization) associated with developing new versions of our products and associated operating software.

For the year ended December 31, 2015, general and administrative expenses on a combined basis, were $486,346, a 230% increase over $210,671 for the same period in 2014.  The large increase in general and administrative expenses during 2015 was as a result of [the Company increasing spending on software development?]

Depreciation and Amortization Expense

Depreciation and amortization expense includes depreciation of production and office equipment as well as amortization of any capitalized software.

For the year ended December 31, 2015, depreciation and amortization expense increased by $176 or 3% to $6,472 from $6,296 during the same period in 2014 reflecting small amounts of equipment purchases during 2015.

Interest Expense

For the twelve months ended December 31, 2015, interest expense was $26,917 as compared to none for the same period in 2014.  The increase was primarily due to the Company borrowing funds to pay for operations during 2015.

Liquidity and Capital Resources

As of December 31, 2015, the combined balance sheet reflected a balance of $389,791 in cash and cash equivalents, and an accumulated shareholder equity of $1,399,114

Also, at December 31, 2015, we had outstanding loans in the amount of $724,185.

The following sets forth our cash flows for the periods indicated:

For the years ended December 31, 2015 and December 31, 2014:

	Years Ended December 31,
	2015	2014
Cash Flows from Operating Activities
Net Loss	(510,119)	(207,408)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation & amortization	6,472	6,296
Changes in operating liabilities
Accounts payable	51,026	7,091
Other assets	(2,028)	-
Net cash used in operating activities	(454,649)	(194,021)

Cash Flows from Investing Activities
Deposits	-	2,073
Capitalization of intangible assets	(366,303)	(488,892)
Acquisition of property and equipment	(11,192)	(4,668)
Net cash used in investing activities	(377,495)	(491,487)

Cash Flows from Financing Activities
Proceeds from shareholder loan	466,661	684,091
Proceeds from short term note	724,185
Net cash provided by financing activities	1,190,846	684,091

Effect of exchange rates on cash	(2,849)	5,938

Net change in cash and equivalents	361,551	4,521

Cash and equivalents, beginning of year	28,241	23,720
Cash and equivalents, end of year/period	$389,791	$28,241

Supplemental cash flow disclosures
Interest Paid	-	-

Net cash provided by (used in) operating activities.

Net cash used in operating activities for the year ended December 31, 2015 was $454,649 an increase of $260,628 over net cash used in operating activities in the same period of 2014 which was $194,021.  The increase in net cash provided in operating activities in 2015 was primarily attributable to larger net loss from operations in 2015.

Net cash provided by (used in) investing activities.

Net cash used in investing activities for the year ended December 31, 2015 and 2014 was $377,495 and $491,487 respectively a decrease of $113,992 during 2015. The decrease in cash used in investing activities was primarily a result of a decrease in the capitalization of software costs during 2015.

Net cash provided by (used in) financing activities.

Net cash provided by financing activities (sales of stock and issuance of short term notes and convertible debt) for the year ended December 31, 2015 and the year ended December 31, 2014 was $1,190,846 and $684,091, respectively and increase of $506,755 during 2015 over 2014.  The increase was primarily a result of proceeds for a short term loan obtained in 2015.

Future Liquidity Needs:

As of December 31, 2015, the combined balance sheet reflected a balance of $389,791 in cash and cash equivalents, and an accumulated shareholder equity of $1,399,114 Also, at December 31, 2015, we had outstanding loans in the amount of $724,185.

Our ability to maintain sufficient liquidity depends partially on our ability to achieve anticipated levels of revenue, while continuing to control costs. However, we anticipate that our current cash and cash flow from operations will not be sufficient to meet our anticipated cash needs, including our cash needs for working capital for the next 12 months.  In addition, our audit report for the year ended December 31, 2015 cites a substantial doubt about our ability to continue as a going concern.  In order to meet our cash needs, we will have to seek additional debt or equity financing through other external sources, which may not be available on acceptable terms, or at all. Failure to maintain financing arrangements on acceptable terms would have a material adverse effect on our business, results of operations and financial condition.

To the extent that the Company raises additional funds by issuing equity or debt securities, our shareholders may experience additional significant dilution and such financing may involve restrictive covenants. To the extent that the Company raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or our product candidates, or grant licenses on terms that may not be favourable to the Company. Such actions may have a material adverse effect on our business.   Additionally, recent global market and economic conditions have been unprecedented and challenging with tighter credit conditions and recession in most major economies. As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers alike, and a corresponding decrease in global infrastructure spending. Continued turbulence in the U.S. and international markets and economies and prolonged declines in business and consumer spending may adversely affect our liquidity and financial condition, including our ability to access the capital markets to meet liquidity needs.

Off-Balance Sheet Arrangements

We have no material off-balance sheet transactions.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 180,000,000 shares of common stock, $0.001 par value per share.  Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

i	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

ii	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

iii	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

iv	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We may issue up to 20,000,000 shares of our preferred stock, par value $0.001 per share, from time to time in one or more series. As of the date hereof, we have issued no shares of our preferred stock.

Warrants

There are currently no warrants to purchase shares of our stock issued or outstanding.

Options

There are currently no options issued or outstanding.

MARKET PRICE OF THE COMPANY'S COMMON STOCK

During the 2015 and 2014 calendar years, our Common Stock was quoted for trading on the OTC Market under the symbol "STYA."  We are currently trading under the symbol "GSEG"

The following table shows, for each quarter of the 2015 and 2014 calendar years, the range of reported high and low bid quotations of our Common Stock as reported by the OTC Market.  The quotations from the OTC Market reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not represent actual transactions.

	High	Low

2015:
Fourth quarter, ended December 31, 2015	$0.25	$0.25
Third quarter, ended September 30, 2015	0.25	0.25
Second quarter ended June 30, 2015	0.25	0.25
First quarter ended March 31, 2015	0.25	0.25

2014:
Fourth quarter, ended December 31, 2014	$0.25	$0.25
Third quarter, ended September 30, 2014	0.25	0.25
Second quarter ended June 30, 2014	0.25	0.25
First quarter ended March 31, 2014	0.25	0.25

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The board of directors and executive management of our company is as follows:

Directors and Executive Officers

Name	Age	Position

Ian Rosenblatt	65	Chief Executive Officer, President and Director

Andrew Mann	63	Chief Financial Officer and Director

David Gill	47	Director

Except as noted above, the above persons do not hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Ian Rosenblatt, Chief Executive Officer and Director  - Ian Rosenblatt has 40 years of professional experience in business development ventures, cross border mergers and acquisitions, and international partnerships. He qualified as an insolvency practitioner in the UK.  In 2004, he was appointed as the CEO of a Public Company quoted on the Brussels and Luxembourg stock exchanges which had operations in the UK, France, Switzerland, Germany and USA.  He has the past five years provided consultancy advice to early stage businesses on capital raising and IPO/exit strategies.

Andrew Mann, Chief Financial Officer and Director  - Mr. Mann spent the last 10 years as Financial Director of a global public company quoted on the Brussels and Luxembourg exchanges. Prior to that, Mr. Mann spent 10 years in the Middle East, initially with PWC and the successfully founded and built a specialist contracting company (sold in 1988).

David Gill, Director – Mr. Gill has 28 years of experience in IT software & service management.  Over the last nine years, Mr. Gill was immersed in the evolution and explosive growth of the European Online Gaming industry and worked for IGT GTECH, Stan James plc and Victor Chandler.
Family Relationships

None.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our company during the past five years.

There have been no material proceedings to which any director, officer or affiliate of our company, any owner of record or beneficially of more than five percent of any class of voting securities of our company, or any associate of any such director, officer, affiliate of our company, or security holder is a party adverse to our company or any of its subsidiaries, or to which any of such persons has a material interest adverse to our company or any of its subsidiaries.

The Board of Directors and Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board of Directors as a whole. Our company is not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange or national quotation system. We intend to create board committees, including an independent audit committee, in the near future. If we are successful in listing our common stock on the American Stock Exchange or Nasdaq, we would be required to have, prior to listing, an independent audit committee formed, in compliance with the requirements for such listing and in compliance with Rule 10A-3 of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We believe that the salaries to be paid to our executive officers are indicative of the objectives of our compensation program and reflect the fair value of the services provided to our company.

Our Board of Directors does not currently have a compensation committee. We anticipate that our Board of Directors will establish a compensation committee in the near future that will comprise non-employee members of our Board of Directors. Our current expectation is that the compensation committee of our Board of Directors will perform, at least annually, a strategic review of the compensation program for our executive officers to determine whether it provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other companies with which we compete for executives. Those companies may or may not be public companies or companies located in the PRC or even, in all cases, companies in a similar business.

Summary Compensation Tables

The following table sets forth information concerning the compensation for the fiscal years ended December 31, 2015 and 2014 of GFS' principal executive officer, principal financial officer, in addition to our three most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last fiscal year.

Name and Position	Year	Bonus	All other Compensation	Total

Ian Rosenblatt	2015	$-	$-	$-
Chief Executive Officer	2014	-	-	-

Andrew Mann	2015	$-	$-	-
Chief Financial Officer	2014	-	-	-

Grants of Plan-Based Awards in 2015 and 2014

There were no option grants in 2015 or 2014

Outstanding Equity Awards at 2015 Fiscal Year End

There were no option awards at the end of 2015.

Option Exercises and Stock Vested in 2015

There were no option exercises or stock vested in 2015.

Pension Benefits

There were no pension benefit plans in effect in 2015 or 2014.

Nonqualified defined contribution and other nonqualified deferred compensation plans

There were no nonqualified defined contribution or other nonqualified deferred compensation plans in effect in 2015 or 2014..

Employment Agreements

We do not currently have any employment agreements with our officers.

Director Compensation

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We intend to develop such a policy in the near future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GFS

Upon closing of the Acquisition, GFS became a wholly-owned subsidiary of the Company.  The Company and GFS, as of the Closing, have interlocking executive and director positions.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

The Florida Business Corporation Act ("FBC")

Under Florida law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Articles of Incorporation and Bylaws, we indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of FBC 607.0850, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Florida, and any amendments thereto.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Nevada law, and that may provide additional procedural protection. As of the date of the Transaction, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors' and officers' insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE TRANSACTION

Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held are deemed to be outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of our common stock immediately after the closing of the GFS Acquisition based on 60,000,000 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of our outstanding common stock;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Global Fantasy Sports, Inc., 90311 Overseas Highway, Tavernier, FL 33070.

Name and Address of Beneficial Owner	Title	Beneficially Owned After GFS Acquisition	Percent Of Class

Directors and Executive Officers:

Ian Rosenblatt (1)	Chief Executive Officer and Director	24,320,000	40.5%

Andrew Mann	Chief Financial Officer	-	-%

David Gill	Director	-	-%

All Officers and Directors as a Group (total of three persons)		25,650,000	42.8% %

5% shareholders

Global Fantasy Sports, Ltd.		25,650,000	42.8%

Nuvolari Limited		27,900,000	46.5%

All Officers, Directors and 5% shareholders		53,550,000	89.3%

(1)  Represents shares owned by Global Fantasy Sports, Ltd. and beneficially ownedby Mr. Rosenblatt.

Item 3.02 Unregistered Sales of Equity Securities.

On May 10, 2016, we entered into the Acquisition Agreement with GFS and the stockholders of GFS. Pursuant to the Acquisition Agreement, we acquired 100% of GFS' issued and outstanding capital stock, making GFS a wholly-owned subsidiary of the Company. In consideration for the purchase of the Sellers' interests in GFS, we issued to the Sellers a total of 27,000,000 issued shares of our common stock.

The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act).

On December 31, 2015, we sold a total of 30,000,000 newly issued shares of common stock to three investors for a total of $150,000.

The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Regulation S and Regulation D, Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2015, the Board of Directors appointed Ian Rosenblatt, Andrew Mann and David Gill to fill vacancies on the Board of Directors. Also, on December 31, 2015, Andrea Kowalski resigned as an officer and director of the Company and the Board of Directors appointed Ian Rosenblatt as Chief Executive Officer and Andrew Mann as Chief Financial Officer.

For complete information regarding our new officers and directors, refer to "Executive Officers, Directors and Key Employees" under Item 5.01, above.

Item 9.01   Financial Statements and Exhibits.
Exhibit No.	Description

10.1	Stock Purchase and Reorganization Agreement

99.1	Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on it behalf of the undersigned hereunto duly authorized.

Dated:  June 6, 2016

SATYA WORLDWIDE, INC.

By:  /s/ Ian Rosenblatt
Name:   Ian Rosenblatt
Title:     Chief Executive Officer